SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 25, 2010
NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-32007	52-2407114
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

195 Church Street
New Haven, Connecticut 06510
(203) 787-1111
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01	Entry into a Material Definitive Agreement.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.19	Non-Employee Director Fee Schedule

Item 1.01	Entry into a Material Definitive Agreement.

On May 25, 2010, the Board of Directors of NewAlliance Bancshares, Inc. (the "Company"), adopted a fee schedule for non-employee Director fees for the April, 2010-April 2011 Board year.  A schedule of these fees is included in this Report as Exhibit 10.19 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2010 the Compensation Committee (the “Committee”) of the Board of Directors of NewAlliance Bancshares, Inc. (the “Company”) and NewAlliance Bank (the “Bank”) established and approved  performance goals and the grant of long-term incentive awards for 2010 pursuant to the Company’s 2005 Long-Term Compensation Plan approved by shareholders.  These long-term incentive awards are designed to encourage decisions with a long-term focus, link pay opportunities with long-term shareholder value creation, enhance the retention power of the Company’s compensation program and balance annual incentive programs to provide award opportunities based on longer-term success.  All members of the Company’s executive management team and other key members of senior management have been selected by the Committee to participate in the program for fiscal year 2010.  The awards represent a mix of stock options, restricted stock and performance shares.  The options vest ratably over 4 years, the restricted shares vest 2/3rd May 31, 2012 and the last 1/3rd May 31, 2013 and the performance shares are “cliff” vested after three years (i.e., the entire award vests only after the three years, if at all).

The following grants were made to the Named Executive Officers:

Name	Shares of Restricted Stock	Target Performance Shares	Options to Purchase Stock
Peyton R. Patterson, Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank	25,779	25,779	112,082
Glenn I. MacInnes, Executive Vice President and Chief Financial Officer of the Company and the Bank	6,715	6,715	29,197
Gail E.D. Brathwaite, Executive Vice President of the Company, Chief Operating Officer of the Bank	6,904	6,904	30,018
C. Eugene Kirby, Jr., Executive Vice President of the Company, President of the Bank	8,695	8,695	37,804
Don T. Chaffee, Executive Vice President and Chief Credit Officer of the Bank	4,421	4,421	19,221

Performance Shares

The actual number of performance shares to be earned will be based on performance criteria over a three-year performance period beginning May 28, 2010 and ending May 31, 2013. Performance shares vest based on total shareholder return (TSR) (defined as share price appreciation from the beginning of the performance period to the end of the performance period, plus the total dividends paid on the common stock during the period) for  the group of banks and thrifts listed on the SNL Thrift Index versus the Company’s TSR (the “TSR Percentage”).  The performance shares, if earned, will vest on May 31, 2013.  The performance shares will vest earlier upon death or disability with the performance calculated and the number of shares pro-rated through the date of termination. In the event of a change of control, the performance will be calculated and the number of shares pro-rated through the change of control date.

The number of Performance Shares earned shall be calculated based on the following table.  If the Company’s TSR Percentage equals an amount in Column A the number of Performance Shares earned shall equal the corresponding amount in Column B.  Straight-line interpolation will be used to determine the number of shares to be awarded if the TSR falls between the 35th and 50th percentiles or the 50th and 85th percentiles.

Column A Company’s TSR Percentage	Column B Award Percent Payout
Below 35th percentile	Forfeited
35th percentile	50% of target
50th percentile	100% of target
85th percentile or above	200% of target

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable
(d)	Exhibits

Exhibit	Description
Ex. No. 10.19	Non-Employee Director Fee Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWALLIANCE BANCSHARES, INC.

By: /s/ Glenn I. MacInnes
Glenn I. MacInnes
Executive Vice President and Chief Financial Officer

Date: June 1, 2010

EXHIBIT INDEX

Exhibit Number	Description
EX-10.19	Non-Employee Director Fee Schedule